UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006
SYKES ENTERPRISES, INCORPORATED
(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 N. Ashley Drive,
Tampa, Florida		33602

(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (813) 274-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1: Form of Restricted Share Agreement

Item 1.01. Entry into a Material Definitive Agreement.
Equity Compensation Awards to Executive Officers
     On May 24, 2006, the Compensation Committee of the Registrant approved awards of performance-based and employment based restricted shares under the Registrant’s 2001 Equity Incentive Plan (the “Plan”) to certain executive officers as set forth below.
2006-2008 Performance Awards
     On May 24, 2006, the Compensation Committee of the Registrant approved awards of performance-based restricted shares under the Plan to certain executive officers as set forth below:

		Restricted
Name	Title	Shares

James T. Holder	Vice President, General Counsel and Corporate Secretary	3,974

William N. Rocktoff	Vice President and Corporate Controller	3,419
Performance Based Restricted Shares
     The performance based restricted shares are shares of the Registrant’s common stock which are issued to the participant subject to (a) restrictions on transfer for a period of time and (b) forfeiture under certain conditions. With regard to 2/3 of the restricted shares (the “Income Based Restricted Shares”), such Income Based Restricted Shares vest and the restrictions on their transfer lapse with respect to such vested shares on May 23, 2009, provided that (i) the Income from Operations of the Registrant, as reported in its audited Consolidated Statement of Operations, has increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least an amount equal to 10% compounded annual growth over the amount reported for the 2005 fiscal year (“Income from Operations Calculation”), and (ii) the participant is employed by the Registrant or a subsidiary on such date. The number of the Income Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will be a number equal to 53.3% of the Income Based Restricted Shares in the event the Income from Operations Calculation is 10%, and will increase on a pro-rata basis up to a number equal to 66.7% of the Income Based Restricted Shares in the event the Income from Operations Calculation is 12.5%. In the event the Income from Operations Calculation is between 12.5% and 18.75%, the number of Income Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will increase on a pro-rata basis between a number equal to 66.7% of the Income Based Restricted Shares up to a number equal to 100% of the Income Based Restricted Shares.
     With regard to the other 1/3 of the restricted shares (the “Revenue Based Restricted Shares”), such Revenue Based Restricted Shares vest and the restrictions on their transfer lapse with respect to such vested shares on May 23, 2009, provided that (i) the Gross Revenue from Operations of the Registrant, as reported in its audited Consolidated Statement of Operations, has increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least an amount equal to 4% compounded annual growth over the amount reported for the 2005 fiscal year (“Gross Revenue from Operations Calculation”), and (ii) the participant is employed by the Registrant or a subsidiary on such date. The number of the Revenue Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will be a number equal to 53.3% of the Revenue Based Restricted Shares in the event the Gross Revenue from Operations Calculation is 4%, and will increase on a pro-rata basis up to a number equal to 66.7% of the Revenue Based Restricted Shares in the event the Gross Revenue from Operations Calculation is 5%. In the event the Gross Revenue from Operations Calculation is between 5% and 7.5%, the number of Revenue Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will increase on a pro-rata basis between a number equal to 66.7% of the Revenue Based Restricted Shares up to a number equal to 100% of the Revenue Based Restricted Shares.
     In the event of a change in control (as defined in the Plan) prior to the date the restricted shares vest, all of the restricted shares will vest and the restrictions on transfer will lapse with respect to such vested shares on the date of the change in control, provided that participant is employed by the Registrant or a subsidiary on the date of the change in control.
     If the participant’s employment with the Registrant or subsidiary is terminated for any reason, either by the Registrant or participant, prior to the date on which the restricted shares have vested and the restrictions have lapsed with respect to such vested shares, any restricted shares remaining subject to the restrictions (together with any dividends paid thereon) will be forfeited, unless there has been a change in control prior to such date.
Employment Based Restricted Shares
     On May 24, 2006, the Compensation Committee of the Registrant approved awards of employment-based restricted shares under the Plan to certain executive officers as set forth below:

		Restricted
Name	Title	Shares

James T. Holder	Vice President, General Counsel and Corporate Secretary	1,325

William N. Rocktoff	Vice President and Corporate Controller	1,140
     The employment based restricted shares vest and the restrictions on their transfer lapse with respect to such vested shares in equal installments of 1/3 of the total number of employment based restricted shares on and after each of May 23, 2007, May 23, 2008 and May 23, 2009, provided that participant is employed by the Registrant or a subsidiary on such date. In the event of a change in control (as defined in the Plan) prior to the date the restricted shares vest, all of the restricted shares will vest and the restrictions on transfer will lapse with respect to such vested shares on the date of the change in control, provided that participant is employed by the Registrant or a subsidiary on the date of the change in control.

     The restricted stock was awarded pursuant to a Restricted Share Agreement in the form filed as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 99.1 Form of Restricted Share Agreement

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
By:	/s/ W. Michael Kipphut
W. Michael Kipphut
Senior Vice President and Chief Financial Officer

Date: May 31, 2006